UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2005

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) - Previous Independent Registered Public Accounting Firm

On July 22, 2005, the Company dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to dismiss E&Y.

The reports of E&Y on the financial statements of the Company as of and for the fiscal years ended January 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company and Ernst & Young reported a material weakness in the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005. That Annual Report stated the Company had a material weakness related to its process of evaluating long-lived assets for impairment, including insufficient controls over the review and documentation of key assumptions used in preparing forecasted cash flows used to support NeoMagic Corporation’s impairment analyses. This material weakness resulted in an audit adjustment that was recorded by NeoMagic Corporation to recognize the impairment of intangible assets in the financial statements for the fourth quarter of fiscal 2005; and thus, as of January 31, 2005, the Company did not maintain effective internal control over financial reporting. Except for the material weakness in internal control over financial reporting described in this paragraph, during the fiscal years ended January 31, 2005 and 2004, and through July 22, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended January 31, 2005 and 2004 and through July 22, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Had there been any disagreements of the type referred to in this paragraph during the fiscal years ended January 31, 2005 and 2004 and through July 22, 2005, which were not resolved to the satisfaction of E&Y, then E&Y would have had to make a reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

The Company has requested that E&Y furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements in Item 4.01(a). A copy of such letter dated July 28, 2005, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) - New Independent Registered Public Accounting Firm

On July 22, 2005, the Company engaged Stonefield Josephson, Inc. (“SJ”) as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2006, and to perform procedures related to the financial statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ending July 31, 2005. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to engage SJ. During the fiscal years ended January 31, 2005 and 2004 and through July 22, 2005, the Company has not consulted with SJ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that SJ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any manner that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: July 28, 2005	/s/ Scott Sullinger
Scott Sullinger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 28, 2005.